Exhibit 99.d.3.a

EXHIBIT A*

SUBADVISORY AGREEMENT AMONG

ABERDEEN STANDARD INVESTMENTS INC. (“ASI”), ABERDEEN FUNDS

AND ABERDEEN STANDARD INVESTMENTS (ASIA) LIMITED (“ASIAL”)

The Subadviser is entitled to the percentage of the advisory fee received after fee waivers and expense reimbursements, if any, by the Adviser for the relevant Fund as detailed below:

Funds of the Trust	Subadvisory Fees
Aberdeen China Opportunities Fund	90%
Aberdeen Emerging Markets Fund	45%
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	90%
Aberdeen Japanese Equities Fund	90%

*              Effective February 21, 2019

[Signature Page to Exhibit A to Subadvisory Agreement among the Trust, ASI and ASIAL]

TRUST:
ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ADVISER:
ABERDEEN STANDARD INVESTMENTS
INC. (formerly, ABERDEEN ASSET MANAGEMENT INC.)

By:	/s/ Lucia Sitar
Name	Lucia Sitar
Title:	Vice President

SUB-ADVISER:
ABERDEEN STANDARD INVESTMENTS (ASIA ) LIMITED (formerly, ABERDEEN ASSET MANAGEMENT ASIA LIMITED)

By:	/s/ Hugh Young
Name:	Hugh Young
Title:	Managing Director

By:	/s/ Donald Amstad
Name:	Donald Amstad
Title:	Director